Exhibit 32.2
SECTION 1350 CERTIFICATIONS
I, Todd Robinson, Chief Financial Officer of Renewable Energy Group, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the Annual Report on Form 10-K/A (Amendment No.1) of the Company (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 25, 2021

/s/ Todd Robinson
Todd Robinson Interim Chief Financial Officer